EXHIBIT 4



                            AMENDED AND RESTATED
                               LOAN AGREEMENT



                                  BETWEEN

             AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,
                        A NATIONAL BANKING ASSOCIATION
                                (THE "BANK")

                                    AND

                         KABLE NEWS COMPANY, INC.
                          AN ILLINOIS CORPORATION
                              (THE "COMPANY")

                              TABLE OF CONTENTS

        Section 1.  General Terms                                             1
                1.1     Amount                                                1
                1.2     Notes                                                 2
                1.3     Interest on the Credit Loan                           2
                1.4     Interest on Installment Loan                          4
                1.5     Interest on Term Loan                                 4
                1.6     Computation of Interest and Related Fees              4
                1.7     Default Rate of Interest                              4
                1.8     Excess Interest                                       5
                1.9     Commitment Fee                                        5

        Section 2.  Warranties                                                5
                2.1     Authorization                                         5
                2.2     Financial Condition                                   5
                2.3     Investments, Advances and Guaranties                  6
                2.4     Liabilities                                           6
                2.5     Title to Properties                                   6
                2.6     Renegotiations                                        6
                2.7     Taxes                                                 6
                2.8     Litigation                                            6
                2.9     Qualifications as a Foreign Corporation               6
                2.10    Trademarks, etc.                                      7
                2.11    Permits, etc.                                         7
                2.12    No Burdensome Contracts                               7
                2.13    Validity of This Agreement                            7
                2.14    Protection Under Security Agreement                   7
                2.15    Absence of Security Instruments in Favor of Others    7
                2.16    No Existing Violation of Applicable Laws              7
                2.17    No Governmental Approval Necessary                    7
                2.18    No Present Default                                    8
                2.19    Effect on Other Agreements                            8
                2.20    Condition of Physical Assets                          8
                2.21    No Event of Default                                   8
                2.22    Accuracy of Information                               8
                2.23    Environmental Matters                                 8

        Section 3.  Affirmative Covenants                                     9
                3.1     Financial Position                                    9
                3.2     Financial Statements                                  9
                3.3     Insurance                                            10
                3.4     Tax and Other Liens                                  11
                3.5     Corporate Existence                                  11
                3.6     Books of Record and Account                          11
                3.7     Maintenance                                          11
                3.8     Inspection                                           11
                3.9     Notice of Default or Litigation                      11
                3.10    Performance of Obligations                           12
                3.11    Pension Programs                                     12
                3.12    Protection of Company's Interests                    12
                3.13    Further Security Instruments, etc.                   12
                3.14    Collection of Account Receivables                    13
                3.15    Monthly Compliance Certificate                       13
                3.16    Monthly Collateral Reports                           13
                3.17    Collateral Reconciliation Report                     13
                3.18    Use of Proceeds                                      13
                3.19    Average Excess Availability--Intentionally Deleted   13

        Section 4.  Negative Covenants                                       13
                4.1     Fixed Assets                                         13
                4.2     Encumbrances                                         13
                4.3     Indebtedness                                         14
                4.4     Indebtedness of Subsidiaries                         14
                4.5     Dividends                                            14
                4.6     Purchase of Shares                                   15
                4.7     Loans and Advances                                   15
                4.8     Investments                                          15
                4.9     Mergers                                              15
                4.10    Senior Debt                                          15
                4.11    Other Agreements                                     15
                4.12    Disposition of Indebtedness of Subsidiary or Parent  16
                4.13    Business Activities                                  16
                4.14    Issuance of Stock                                    16

        Section 5.  Subsidiaries and Parent                                  16
                5.1     Financial Statements                                 16
                5.2     Covenants                                            16
                5.3     Loans or Advances to Parent and Subsidiary           16

        Section 6.  Defaults                                                 16
                6.1     Events of Default                                    16
                6.2     Suspension of Additional Loans                       18
                6.3     Acceleration                                         19
                6.4     Remedies                                             19

        Section 7.  Conditions of Loans                                      19
                7.1     Initial Credit Loan                                  19
                7.2     All Loans                                            21

        Section 8.  Miscellaneous                                            22
                8.1     Definition of Terms Used in this Agreement           22
                8.2     Waivers                                              24
                8.3     Stamp Tax                                            24
                8.4     Assignment; Bank Participations                      24
                8.5     Survival of Covenants                                24
                8.6     No Oral Change                                       25
                8.7     Governing Law                                        25
                8.8     Descriptive Headings                                 25
                8.9     Notices                                              25
                8.10    Payment by the Company of Expenses of Bank           25
                8.11    Offset                                               25
                8.12    Counterparts                                         25
                8.13    Severability                                         26
                8.14    Entire Agreement                                     26

        Section 9.  Collateral and Guaranty                                  26
                9.1     Collateral                                           26
                9.2     Cancellation                                         29

                            SCHEDULE OF EXHIBITS



             Document                                       Exhibit
        -------------------                                 -------


        Revolving Note                                          I

        Financial Statements                                   II

        Monthly Compliance                                    III
        Certificate

        Collateral Report                                      IV

        Collateral Reconciliation                               V
        Report

        Certificate of Company                                 VI
        (re: Annual Financial Statements)

                       AMENDED AND RESTATED LOAN AGREEMENT

          THIS AMENDED AND RESTATED AGREEMENT, dated as of October 6, 1995, between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association with its principal place of business located at 33 North LaSalle Street, Chicago, Illinois 60690 (herein called the "Bank") and KABLE NEWS COMPANY, INC., an Illinois corporation with its principal place of business located at 16 South Wesley Avenue, Mt. Morris, Illinois 61054 (herein called the "Company").

          WHEREAS, the Company and the Bank entered into a certain Revolving Credit and Term Loan Agreement which was amended numerous times (herein called the "Original Agreement"); and

      WHEREAS, thereafter, the Company and the Bank modified and amended certain of the terms and provisions of the Original Agreement as set forth in a certain Loan Agreement dated as of September 30, 1992 (as amended from time to time, herein called the "Existing Agreement");

          WHEREAS, the Company and the Bank have agreed to modify, amend and restate the terms and provisions of the Existing Agreement as set forth in this Amended and Restated Loan Agreement (as amended from time to time, herein called the "Agreement") as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

                              Section 1.  General Terms

          1.1     Amount.
                  -------

          (a) Credit Loan. Subject to the terms of this Agreement, the Company may borrow from the Bank and the Bank will thereupon lend to the Company, and the Company shall repay in accordance with the terms of this Agreement and may reborrow at any time prior to the Maturity Date any amount which is a multiple of $100,000 up to a maximum amount at any one time outstanding of $32,500,000 (herein called the "Credit" or the "Credit Loan"), provided that the Bank receives prior to the initial borrowing the certificates required by Sections 7.1 and 7.2 and, prior to all subsequent borrowings, the representations and certificates required by Section 7.2.

          (b)     Term Loan.   Pursuant to the Existing Agreement,  the Company
  has borrowed from the Bank a term loan in the original principal amount of $2,000,000 (herein called the "Term Loan").

          (c)      Installment Loan.   Pursuant to the Existing Agreement,  the
  Company has borrowed from the Bank an installment loan in the original principal amount of $43,275.10 (herein called the "Installment Loan").
          1.2     Notes.
                  ------

          (a) Revolving Note. Except as provided in Section 1.2(b) hereof, the borrowing under the revolving Credit described in Section 1.1(a) will be evidenced by a note (herein called the "Revolving Note"), in the form of
  Exhibit I hereto, dated October 6, 1995 which is payable to the order of the Bank on August 31, 1998, in the principal amount of $32,500,000. The principal amount of the Credit Loan outstanding as of the date hereof shall be recorded by the Bank on the grid appearing on the reverse side of the Revolving Note or on separate computer or other records of the Bank, and the principal amount of each additional Credit Loan and of any payment of principal of the Revolving Note may be evidenced by notations made by the Bank on such grid or such other records, showing the date and amount of each additional Credit Loan or payment of principal. The aggregate unpaid amount of Credit Loans set forth on the grid appearing on the reverse side of the Revolving Note or such other records shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid if the Bank records all of the Credit Loans and makes notations of all of the payments of principal on such grid, but the Bank shall not be under any obligation to do so.

          (b) Term Note. The Company's borrowing of Two Million Dollars ($2,000,000) under the Term Loan is evidenced by a Term Note (herein called the "Term Note") dated as of January 3, 1995 in the principal amount of two million dollars ($2,000,000) made by the Company payable to the order of the Bank and previously delivered to the Bank.

          (c) Installment Note. The Company's borrowing of Forty-Three Thousand Two Hundred Seventy-Five Dollars and Ten Cents ($43,275.10) under the Installment Loan is evidenced by an Installment Note (Secured) (herein called the "Installment Note") dated as of January 3, 1995 in the original principal amount of Forty-Three Thousand Two Hundred Seventy- Five Dollars and Ten Cents ($43,275.10) made by the Company payable to the order of the Bank and previously delivered to the Bank.

          1.3     Interest on the Credit Loan.
                  ----------------------------

          (a) Provided that there does not exist an Event of Default or a Default under this Agreement, the Credit Loan shall bear interest, prior to the Maturity Date, at interest rates based upon either the Prime Rate (as hereinafter  defined)  or  interest  rates based  upon  the  LIBOR  Rate  (as hereinafter defined), as from time to time selected by the Company. The principal amount of the Credit Loan outstanding as of the date hereof shall bear interest based upon the Prime Rate for a period of two (2) Business Days after the date hereof. Thereafter, the Company may request that new Credit Loans made under the Revolving Note bear interest at the LIBOR Rate and that portions of outstanding Credit Loans be converted to bear interest at the LIBOR Rate. Any such request shall be made by the Company by giving irrevocable notice to the Bank (whether verbally or in writing, each such request shall be referred to herein as a "LIBOR Rate Loan Request"), at least two (2) Business Days prior to the commencement of the requested Interest Period (as defined in Section 1.3(c)) and shall pertain to Credit Loans in an aggregate minimum amount of $1,000,000 in integral multiples of $100,000 in excess thereof. Each LIBOR Rate Loan Request shall be irrevocable and the Company shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new LIBOR Rate Loan Request submitted to the Bank not less than two (2) Business Days prior to the end of such Interest Period, the LIBOR Rate Loan then maturing shall be automatically converted to a Prime Rate Loan (as defined Section 1.3(e)). There may be no more than three (3) LIBOR Rate Loans outstanding at any one time. The Company shall not have the option to select an interest rate based upon the LIBOR Rate at any time that a Default or an Event of Default exists. In the event that a Default or an Event of Default exists at the time of the expiration of an Interest Period, all LIBOR Rate Loans then outstanding shall bear interest based upon the Prime Rate commencing on the expiration of the Interest Period applicable thereto and continuing thereafter until such time as no Default or Event of Default exists and the Company shall have timely provided the Bank with a LIBOR Rate Request selecting an interest rate based on the LIBOR Rate and specifying the amount of the LIBOR Rate Loans and Interest Period applicable thereto.

          (b) Credit Loans for which the Company has selected the LIBOR Rate option by delivery to the Bank of a proper LIBOR Rate Loan Request in accordance with Section 1.3(a) (collectively, "LIBOR Rate Loans") shall bear interest at the sum of the LIBOR Rate plus two and three quarters percent (2.75%) per annum.

          (c)      LIBOR  Rate Loans may be obtained for  a  one,  two,
  three, or six (6) month period (each being an "Interest Period") provided that: (i) the interest is calculated from the date the Credit Loan is made,
  (ii) if the Interest Period expires on a day that is not a Business Day, then it will expire on the next Business Day, (iii) no Interest Period shall extend beyond the date set forth in clause (b) of the definition of the term "Maturity Date" set forth in Section 8.1.

          (d) "LIBOR Rate" means, for each Interest Period, a rate equal to: (x) the rate of interest determined by the Bank at which deposits in U.S. Dollars for the relevant Interest Period are offered based on the information provided on Telerate Page 3750 of the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Deutsche Mark, U.S. Dollar, European Currency Unit, Sterling, Swiss Franc or Yen deposits) as of 11:00 a.m. (London time) on the day which is two
  (2) Business Days prior to the first day of such Interest Period;  divided by
  (y) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) on non-personal time deposits of $100,000 or more with a maturity equal to that of the
  Interest Period, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%). If the introduction of or the interpretation of any law, rule, or regulation would increase the reserve requirement and as a result there would be an increase in the cost of making or maintaining a LIBOR Rate Loan, then the Bank shall submit a certificate demonstrating the impact of the increased cost and require payment thereof within ten (10) days from the Company. There are no limitations on the number of times such certificate may be submitted.

          (e) All Credit Loans which are not LIBOR Rate Loans under the Revolving Note (collectively, "Prime Rate Loans") will bear interest at the rate of one-half of one percent (0.5%) per annum in excess of the rate described by the Bank as its "prime rate" of interest per annum (whether or not such rate is actually charged by the Bank) in effect from time to time (herein called the "Prime Rate") prior to the Maturity Date, provided no Event of Default exists or is continuing. The interest rate for Prime Rate Loans will change if and when the Prime Rate changes and such change shall be effective as of and on the date following the relevant change in the Prime Rate. All Credit Loans will bear interest after the Maturity Date at the rate of three percent (3%) per annum in excess of the Prime Rate.

          (f) Interest on the Credit Loan will be payable, except as otherwise provided in Section 1.6, on the fifteenth (15th) day of each month on the average daily amount of the Credit Loan outstanding during the preceding month, and on the Maturity Date.

          1.4     Interest on Installment Loan.
                  -----------------------------

          The Installment Loan will bear interest at the rate of one and one-half percent (1 1/2%) over the Prime Rate. The interest rate will change if and when the Prime Rate changes and such change shall be effective as of and on the date following the relevant change in the Prime Rate. The Installment Loan will bear interest after the Maturity Date at the rate of three percent (3%) per annum in excess of the Prime Rate. Interest on the Installment Loan will be payable on the first (lst) day of each month during the term of such Installment Loan.

          1.5     Interest on Term Loan.
                  ----------------------

          The Term Loan will bear interest at the Prime Rate. The interest rate will change if and when the Prime Rate changes and such change shall be effective as of and on the date following the relevant change in the Prime Rate. The Term Loan will bear interest after the Maturity Date at the rate of three percent (3%) per annum in excess of the Prime Rate. Interest on the Term Loan will be payable on the last Business Day of each month during the term of such Term Loan.


          1.6     Computation of Interest and Related Fees.
                  -----------------------------------------

          Interest on all Loans and any other Obligations and the related fees under this Agreement shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Prime Rate Loan, the first day of an Interest Period with respect to a LIBOR Rate Loan and the date of conversion of a LIBOR Rate Loan to a Prime Rate Loan shall be included in the calculation. The date of payment of a Prime Rate Loan, the last day of an Interest Period with respect to a LIBOR Rate Loan and the date of conversion of a Prime Rate Loan to a LIBOR Rate Loan shall be excluded in the calculation. If a Loan is repaid on the same day that it is made, one
  (1) day interest shall be charged. Interest on LIBOR Rate Loans shall be payable on the last day of the applicable Interest Period, unless the period is greater than ninety (90) days, in which case interest will be payable on the last day of every ninety (90) day interval. In addition, interest on any outstanding LIBOR Rate Loans shall be due on the Maturity Date.

          1.7     Default Rate of Interest.
                  -------------------------

          After the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at a rate that is three percent (3%) in excess of the rates otherwise payable under this Agreement. During any period in which any Event of Default exists and is continuing, as the then current Interest Periods for LIBOR Rate Loans expire such LIBOR Rate Loans shall be converted into Prime Rate Loans and the LIBOR Rate option will not be available to the Company until all Events of Default are cured or waived.

          1.8     Excess Interest.
                  ----------------

          Under no circumstances will the rate of interest chargeable be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly credited or refunded.

          1.9     Commitment Fee.
                  ---------------

          The Company shall pay to the Bank, quarterly in arrears, a commitment fee equal to one quarter of one percent (1/4%) of the difference between (a) $32,500,000; and (b) the average daily amount of the $32,500,000 Credit Loan that is outstanding during the preceding quarter, with such commitment fee payable on the fifteenth (15th) day of the first month following the end of each quarter during the term of this Agreement.

                            Section 2.  Warranties

          Upon each borrowing under any Loan, the Company represents and warrants to the Bank that:

          2.1     Authorization.
                  --------------

          The Company and each subsidiary of the Company is a Corporation duly organized, validly existing and in good standing under the laws of the State of it's incorporation; the Company is authorized and empowered to execute, deliver and perform this Agreement, the Revolving Note and the other documents, instruments and certificates required by this Agreement; and in so doing it will not violate any law, the provisions of its charter or by-laws or both, or any other agreement or instrument binding upon it.

          2.2     Financial Condition.
                  --------------------

          The audited financial statements of the Company's sole stockholder, AMREP Corporation, an Oklahoma corporation (herein called the "Parent") and its subsidiaries for the fiscal year ended April 30, 1995 and for each fiscal year thereafter, are and will be: (a) correct and complete and fairly reflect the financial condition of the Parent and its subsidiaries as of the dates of such financial statements and the results of operations for the respective periods covered thereby; (b) prepared in accordance with sound accounting practices consistently maintained throughout the periods involved and no material adverse change has since occurred; and (c) accompanied by an audit opinion from Arthur Andersen & Co. or some other nationally recognized certified public accounting firm that is reasonably acceptable to the Bank (herein called the "Accountants"). The unaudited financial statements of the Company and its subsidiaries for the fiscal year ended April 30, 1995 and thereafter are and will be: (i) correct and complete and fairly reflect the financial condition of the Company and its subsidiaries as of the dates of such financial statements and the results of operations for the respective periods covered thereby; (ii) prepared in accordance with sound accounting practices consistently maintained throughout the periods involved and no material adverse change has since occurred; (iii) accompanied by an audit opinion from the Accountants on the accounts receivable of the Company and its subsidiaries; and (iv) accompanied by a consolidating report that shows the financial statements of the Company and its subsidiaries and the financial statements of the Parent and its subsidiaries (other than the Company and its subsidiaries) in a manner that is reasonably acceptable to the Bank.

          2.3     Investments, Advances and Guaranties.
                  -------------------------------------

          Neither the Company nor any of its subsidiaries, the financial conditions of which are disclosed or reflected in Exhibit II hereto, has made
  any  investment  in,  advances to,  or guaranties of the  obligations   of any
  person except those disclosed in Exhibit II hereto or in such later financial statements as are required and/or permitted by this Agreement.

          2.4     Liabilities.
                  ------------

          Neither the Company nor any of its subsidiaries, the financial conditions of which are disclosed or reflected in Exhibit II hereto, has any material liabilities, direct or contingent, except those disclosed in said
  Exhibit II or in such later financial statements as are required and/or permitted by this Agreement.

          2.5     Title to Properties.
                  --------------------

          Each of the Company and its subsidiaries and the Parent has good and marketable title to its respective properties and assets, including properties and assets reflected in Exhibit II (other than properties and assets disposed of in the ordinary course of business, the disposition of which is not prohibited by this Agreement), and the properties and assets of the Company and its subsidiaries are subject to no lien of any kind except liens permitted by this Agreement.

          2.6     Renegotiations.
                  ---------------

          Neither the Company nor any of its subsidiaries is subject to the renegotiation of any government contracts involving in the aggregate a material amount.

          2.7     Taxes.
                  ------

          The Company and each of its subsidiaries and the Parent have filed all required foreign, federal, state and local tax returns and have paid all taxes as shown on such returns as they have become due, and to the knowledge of the Company, such returns are complete and accurate in all material
  respects.    The  federal  income  tax  returns  for  the  Company  and   its
  subsidiaries and the Parent have been audited through April 30, 1989 and no claims have been asserted and are unpaid with respect to such taxes or with respect to subsequent years' taxes, except as shown in Exhibit II hereto or in such later financial statements as are required and/or permitted by this Agreement.

          2.8     Litigation.
                  -----------

          There are no material actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, except as disclosed in Exhibit II hereto or in such later financial statements as are required and/or permitted by this Agreement.

          2.9    Qualifications  as a Foreign Corporation.
                 -----------------------------------------

          The Company is qualified as a foreign corporation to do business in and is in good standing in the states of California, New York and Ohio, and the nature of its business or assets does not require qualification in any other jurisdiction, except where the failure to qualify would not have a material adverse effect on the business or financial condition of the Company. Each subsidiary of the Company is qualified to do business and is in good standing in each jurisdiction wherein the nature of its business or the properties held or leased by it requires such qualification, except where the failure to qualify would not have a material adverse effect on the business or financial condition of the subsidiary.

          2.10   Trademarks,  etc.
                 -----------------

          Each  of the Company and its  subsidiaries  and the Parent  possesses
  adequate  licenses,  patents,    copyrights,   trademarks and trade names  to
  conduct its business substantially  as now conducted.

          2.11   Permits,  etc.
                 --------------

          Each of the Company and its subsidiaries has all governmental permits, certificates, consents and franchises to carry on its business as now being conducted and to own or lease and operate its properties as now owned or leased. All such governmental permits, certificates, consents and franchises are valid and subsistent, and the Company and its subsidiaries are not in violation thereof; and none of the same, in the opinion of the officers of the Company, contains any term, provision, condition or limitation more burdensome than such as are generally applicable to persons engaged in the same or similar business as the Company or said subsidiaries.

          2.12   No  Burdensome  Contracts.
                 --------------------------

          Neither the Company nor any subsidiary of the Company is a party to any contract or agreement or subject to any charter or other corporate restriction or any judgment or decree or order materially and adversely affecting the business, property, assets, operations or conditions, financial or otherwise, of the Company or its subsidiaries.

          2.13     Validity  of This Agreement.
                   ----------------------------

          This Agreement is, and each other instrument executed pursuant hereto upon the due execution and delivery thereof will be, the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect which effect the enforceability of rights of creditors generally.

          2.14    Protection Under Security Agreement.
                  ------------------------------------

          The Security Agreement contains such provisions that, subject to any required filing or recording thereof or of appropriate financing or similar statements or notices, the security interest thereunder on the property covered thereby and the sums assigned thereunder are and will continue to be first priority liens protected against all persons whomsoever to the maximum extent permitted by law.

          2.15    Absence of Security Instruments in Favor of  Others.
                  ----------------------------------------------------

          On     the   effective  date  of this  Agreement  there  will  be  no
  security   instrument    filed   or   recorded   in  any  jurisdiction  which
  purports to cover or give notice of any security interest in any property, agreement or receivable of the Company or any subsidiary in
  favor  of any person  other  than  the   Bank.

          2.16    No  Existing  Violation  of  Applicable  Laws.
                  ----------------------------------------------

          To the knowledge of the officers and directors of the Company, neither the Company nor any subsidiary of the Company has violated any applicable law, statute, ordinance or regulation of the United States of America, of any foreign country, of any state or municipality or of any other jurisdiction or any agency thereof, in any respect materially and adversely affecting the business, property assets, operations or condition, financial or
  otherwise, of the Company      or      any subsidiary as the case may be.

          2.17    No  Governmental Approval Necessary.
                  ------------------------------------

          No approval by any governmental authority is required for the authorization of or in connection with the execution, delivery and performance of this Agreement and any Note or other instrument, contemplated by this Agreement by the Company, any subsidiary or Parent.


          2.18    No  Present  Default.
                  ---------------------

          Neither the Company nor any subsidiary of the Company is now in default (in any respect materially and adversely affecting the business, property, assets, operations or conditions, financial or otherwise, of the Company or of said subsidiary), with respect to any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound.

          2.19    Effect  on Other Agreements.
                  ----------------------------

          The execution, delivery and performance of this Agreement and the Notes or other instruments executed hereunder will neither result in any breach nor constitute any default nor result in a creation of any lien, charge or encumbrance upon any property of the Company or of any of its subsidiaries or of the Parent, under any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company or said subsidiary or the Parent is a party or by which any of them is bound.

          2.20   Condition  of  Physical Assets.
                 -------------------------------

          Since April 30, 1995, neither the business nor the property of the Company or any of its subsidiaries or the Parent or any of its subsidiaries has been materially and adversely affected in any way as a result of any fire, explosion, accident, strike, lock out, flood, drought, storm, earthquake, embargo or act of God or of the public enemy, or any other casualty.

          2.21   No  Event  of Default.
                 ----------------------

          No Event of Default specified in Section 6.1 hereof and no Default has occurred and is continuing.

          2.22   Accuracy  of  Information.
                 --------------------------

          All factual information heretofore or contemporaneously furnished by or on behalf of the Company or any subsidiary or Parent to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information thereafter furnished by or on behalf of the Company or any subsidiary or Parent to the Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and will not be incomplete by omitting to state any material fact necessary to make such information not misleading.

          2.23   Environmental Matters.
                 ----------------------

          (a) To the best of their knowledge, neither the Company, the Parent nor any of their respective subsidiaries is in violation of or is alleged to be in violation of any federal, state, or local law, statute, ordinance or regulation relating to environmental protection, pollution control, health or safety, including, without limitation, any laws, statutes, ordinances and regulations relating to hazardous or toxic waste treatment, storage, disposal, generation and transportation; air, water and noise pollution; groundwater contamination; the handling, storage or release into the environment of toxic or "Hazardous Substances" (as hereinafter defined); and the transportation of Hazardous Substances (herein collectively called the "Environmental Laws").

          (b) To the best of their knowledge, neither the Company, the Parent nor any of their respective subsidiaries has handled, stored, retained, refined, transported, processed, manufactured, generated, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Substances in violation of any Environmental Laws. Neither the Company, the Parent or any of their respective subsidiaries has received any notice from any governmental authority of any violation or alleged violation of any Environmental Laws.

          (c) For purposes of this Agreement, the term "Hazardous Substances" means any toxic or hazardous waste, pollutants, or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as: "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. 9601 et seq., "hazardous materials in the Hazardous Materials Transportation Act, 49 U.S.C. 1802, et seq., "hazardous waste" in The Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., any chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, as amended 15 U.S.C. 2601 et seq., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. 1251 et seq., as amended, any "hazardous air pollutant" under the Clear Air Act, 42 U.S.C. 7401 et seq., and any hazardous or toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.

                            Section 3.  Affirmative Covenants

          Until the Credit has expired and all Notes given by the Company to the Bank pursuant hereto and all interest thereon have been paid in full, the Company promises as follows:

          3.1    Financial Position.
                 -------------------

          The Company and it's subsidiaries, on a consolidated basis, will maintain the following financial positions:

          (a) Working Capital. At all times maintain a ratio of "Current Assets" (as defined in Section 8.1(a) hereof) to "Current Liabilities" (as defined in Section 8.1 (b) hereof) of at least 1 to 1. For purposes of this paragraph, the notes receivable from the Parent, which notes are described in
  Section 4.7(e) of this Agreement, shall not be considered Current Assets and the Bank's Credit Loan under this Agreement shall be considered a Current Liability.

          (b) Tangible Net Worth. At all times during the term of this Agreement maintain a "Tangible Net Worth" (the tax paid equity of the Company represented by the amount by which total tangible assets of the Company exceeds total liabilities) of at least (i) $1,500,000 for the period from September 1, 1995 -- August 31, 1996, and (ii) $2,000,000 for the period from September 1, 1996 -- thereafter. For purposes of this paragraph, the term "tangible assets" shall mean and include prepaid income taxes, notes receivable from publishers and any other "tangible assets" as defined by generally accepted accounting principles, consistently applied. For purposes of this paragraph, the term "intangible assets" shall mean and include all prepaid expenses (other than income taxes), deferred assets, amounts due from officers, directors or employees, amounts due from affiliated companies, goodwill, investments in affiliated companies, the notes receivable from the Parent, intercompany assets, distribution contracts and any other "intangible assets" as defined by generally accepted accounting principles, consistently applied.

          3.2    Financial  Statements.
                 ----------------------

          Within ten (10) days after the Parent files its Form 10-K with the Securities and Exchange Commission but in no event later than one hundred fifteen (115) days after the end of each fiscal year, the Company will supply the Bank with unaudited financial statements of the Company and its subsidiaries, accompanied by: (a) an audit opinion from the Accountants on the accounts receivable of the Company and its subsidiaries; (b) a consolidating report that shows the financial statements of the Company and its subsidiaries and the financial statements of the Parent and its subsidiaries (other than the Company and its subsidiaries); and (c) a letter addressed to the Bank from the Accountants stating that they have no knowledge that anything has occurred which constitutes, or which with the passage of time or service of notice or both would constitute, an Event of Default under this Agreement or any other agreement between the Company and the Bank or stating that such an event has occurred and specifying each such event, all as of the close of the fiscal year with respect to which the financial statement has been prepared.

          Within twenty (25) days after the end of each month of each fiscal year, the Company will supply the Bank with interim financial statements signed by a financial officer of the Company reflecting the financial condition of the Company and its subsidiaries as of the end of such month and the results of the operations of the Company and its
  subsidiaries since the beginning      of the fiscal year.

          The    annual  financial statements provided for in   this    Section
  3.2      shall  be accompanied by a certificate signed by  the       Chairman
  of the Board, the President or an Executive Vice President of the Company stating that a review of the activities of the Company and its subsidiaries and the Parent during such period has been made under the supervision of such individual with a view to determining that the Company has observed, performed and fulfilled all of its obligations under this Agreement and the Notes or other agreements or instruments hereunder, and that to the best of such individual's knowledge, no event has occurred which constitutes, or which with the passage of time or service of notice or both would constitute, an Event of Default, or stating that such an event has occurred and specifying each such event. The annual financial statements of the Company shall also be accompanied by a certificate in the form attached hereto as Exhibit VI signed by the Chairman of the Board, the President, an Executive Vice President or the Treasurer of the Company.

          Within    three  (3) Business Days after the Parent files  its   Form
  10-K      with  the Securities and Exchange Commission but in  no       event
  later than one hundred five (105) days after the close of each fiscal year, the Company will supply the Bank with a copy of such Form 10-K. In addition, upon their becoming available, the Company will supply the Bank with copies of all regular and periodic reports, if any, which the Company or any of its subsidiaries or the Parent files with the Securities and Exchange Commission or any governmental agency or agencies substituted therefor, or any similar or corresponding
  governmental  department,       commission,    board,    bureau   or  agency,
  domestic or foreign, or with any securities exchange; and with copies of all reports, proxy statements and financial statements delivered or sent by the Company or any of its subsidiaries or the Parent to its stockholders.

          3.3    Insurance.
                 ----------

          The  Company  and  its  subsidiaries  will    maintain      insurance
  in  such  amounts  and  against  such  hazards  and       liabilities      as
  customarily     is    maintained    by    other      companies      similarly
  situated  and  operating  like  properties;   and  against  such       public
  liability, employer's liability and other risks as is usually maintained by companies similarly situated and engaged in like operations. Such insurance shall be maintained with good and responsible insurance companies acceptable to the Bank, and upon the request of the Bank, a certificate summarizing the nature and extent of
  the      insurance  maintained  in  accordance  with  this  Section       3.3
  will be furnished to the Bank.

          3.4    Tax  and Other Liens.
                 ---------------------

          The Company and its subsidiaries will comply with all statutes and government regulations and will pay all taxes, assessments, governmental charges, claims for labor, supplies,
  rent  and other obligations which,  if unpaid,       might  become   a   lien
  against the Company's property, except for such alleged liabilities as are contested in good faith and against which the Company has set up adequate reserves.

          3.5    Corporate Existence.
                 --------------------

          The Company and its subsidiaries will take all necessary steps to preserve its corporate existence and its right to conduct business in those states for which the nature of its properties or
  business  requires       qualification    to  do   business   therein;   will
  comply   with    all    valid     and      applicable  statutes,   rules  and
  regulations;   and   will  continue       to   conduct   its    business   in
  substantially the same manner and the same fields as such business is now conducted.

          3.6    Books  of  Record  and  Account.
                 --------------------------------

          The    Company   and     its     subsidiaries and the Parent will  at
  all  times keep true and      complete  books  of  records  and accounts   in
  accordance  with  generally    accepted     principles of accounting.

          3.7    Maintenance.
                 ------------

          The   Company   and   its   subsidiaries   will    maintain       its
  properties  in  good operating condition, making  all     needed  and  proper
  renewals, replacements and improvements thereon.

          3.8    Inspection.
                 -----------

          The Bank, or such persons as the Bank may designated, may visit and inspect any of the properties of the Company or its subsidiaries, examine its books of accounts and discuss the affairs, finances and accounts of the Company with its officers, all
  at the expense of the Bank, at such reasonable times as   it     may desire.

          3.9    Notice of Default or Litigation.
                 --------------------------------

          The Company will immediately give written notice to the Bank of:

                (a)   the occurrence of any Event of Default (as  defined  in
  Section 6.1) or any Default (as defined in Section      8.1);

                (b)     any   litigation,   arbitration   or    governmental
  investigation or proceeding previously not disclosed by the      Company   to
  the   Bank   which,    to  the knowledge of   the    Company,  has   been
  instituted  or threatened against the Company,  any of its       subsidiaries
  or  the  Parent  affecting  the  business or  operations  of  any of   the
  entities  thereof,  any  of  which,  if  adversely       determined,    might
  materially affect the consolidated financial condition or operations of the Company or its subsidiaries or the Parent or might impair the ability of the Company to perform its obligations under this
  Agreement  or  under  any Note or  other       instrument  executed  pursuant
  hereto; and

                (c)       any   material subsequent development  which   shall
  occur      in any litigation, arbitration or governmental       investigation
  or   proceeding   previously  or  hereafter  disclosed   by   the  Company
  to the Bank.

          3.10    Performance   of   Obligations.
                  -------------------------------

          The Company will perform promptly and faithfully all of its Obligations under any Loan or Note and each other instrument executed pursuant hereto or pursuant to any other written agreement
  with the Bank entered  into     previously or hereafter.

          3.11    Pension Programs.
                  -----------------

          The Company will,  and will cause each   of     its subsidiaries to:

                  (a)  continue  in effect and continue to  participate   in
  each guaranteed pension plan maintained, or to which      contributions   are
  made,    now   or   hereafter   by   the   Company   or  any    Subsidiary
  except for any termination of or withdrawal from any guaranteed pension plan at a time when the asset value of the plan guaranteed by the Pension Benefit Guaranty Corporation exceeds the benefits to be paid to participants;

                  (b)  fund any guaranteed pension plan as  required by  the
  provisions  of  Section  412 of the Internal Revenue Code       of  1986,  as
  amended;

                  (c) furnish the Bank forthwith a copy of any notice  of  a
  guaranteed pension plan termination sent to the      Pension Benefit Guaranty
  Corporation;

                  (d) cause  each  guaranteed  pension  plan to   pay    all
  benefits when due; and

                  (e) furnish  the  Bank with copies of  any  request   for
  waivers  from  the funding standards or extension  of  the       amortization
  periods required by Section 412 of the Internal Revenue  Code    of     1986,
  as amended, no later than the date on which the   request   is   submitted
  to  the Department of  Labor  or   the   Internal    Revenue     Service,  as
  the case may be.

          3.12    Protection  of Company's Interests.
                  -----------------------------------

          The Company and its subsidiaries will, from time to time, execute, file and record such documents and take such actions as may be required, or as the Bank may reasonably request, in order to protect the ownership interest of the Company, or if applicable, its
  subsidiaries, in  any    items of "Collateral" (as defined in Section 9.1
  hereof) against all persons whomsoever except for:

                 (a)    security interests  contemplated   by   or    granted
  under     this Agreement and the Security Agreement; and

                 (b)   interests  arising due  to   any     failure      to
  accomplish     any required filing or recording or any other action,    but
  only   if  the Bank has consented in writing to  such   failure  and  such
  failure   complies  with  all  limitations  and  conditions,   if     any,
  expressed in such consent.

          3.13    Further  Security Instruments,  etc.
                  ------------------------------------

          The Company and its subsidiaries shall execute and deliver to the Bank from time to time such security instruments, give such notices, make such notations on its records, affix or cause to be affixed such instruments, and take such other action, in each case as may be required or as the Bank may reasonably request, in order that a valid security interest in favor of the Bank on all account
  receivables  and    all other Collateral owned by the Company  and  each
  subsidiary  is  established,   perfected and continued in effect   as    a
  first   priority   security  interest  protected  against   all   persons
  whomsoever.

          3.14    Collection of Account Receivables.
                  ----------------------------------

          Until such time   as    the     Bank shall notify the Company of  the
  revocation  of  such       power   and  authority,    the  Company  and  each
  subsidiary will  endeavor  to   obtain     at its own expense payment of  all
  account  receivables    owing    to  the  Company  and  its  subsidiaries,
  including the taking of such action with respect thereto as the Bank may reasonably request, or, in the absence of such request, as may be consistent with the terms hereof and which the Company and its
  subsidiaries      may deem advisable.

          3.15   Monthly Compliance Certificate.
                 -------------------------------

          Within twenty-five (25) days after the end of each month during the term of this Agreement, the Company shall complete and deliver to the Bank a Monthly Compliance Certificate in the form attached
  hereto as      Exhibit III.

          3.16    Monthly  Collateral Reports.
                  ----------------------------

          Within twenty-five (25) days after the end of each month during the term of this Agreement, the Company shall complete and deliver to the Bank a Monthly Collateral Report in the form attached hereto as Exhibit IV.

          3.17    Collateral  Reconciliation Report.
                  ----------------------------------

          On or before the third (3rd) Business Day of each month during the term of this Agreement, the Company shall complete and deliver to the Bank a Collateral Reconciliation Report in the
  form  attached  hereto  as       Exhibit   V.     Among  other  things,   the
  Collateral Reconciliation Report will indicate the estimated net billings of the Company for the current month on the basis of the "on sale date" of each publication and such net billings will then be added to "Net Account Receivables" (as defined in Section
  9.1(a)   hereof)    for    the    immediately     preceding month.

          3.18    Use of Proceeds.
                  ----------------

          The proceeds of any Revolving Note will   be     used by the  Company
  only  for  working  capital  purposes       consistent  with  the  terms  and
  conditions contained herein.

          3.19     Average   Excess   Availability
                   -------------------------------

          --      Intentionally  Deleted  (pursuant to the Second Amendment  to the Existing Agreement  dated November 15, 1993).

                        Section 4.  Negative Covenants

          Except with the prior written consent of the Bank:

          4.1    Fixed  Assets.
                 --------------

          The Company will not spend an  amount  in   excess     of  $1,500,000
  for  fixed assets during any fiscal  year     of the Company during the  term
  of this Agreement.

          4.2    Encumbrances.
                 -------------

          The Company will not,  and will not permit   its     subsidiaries to,
  create   or  suffer  to  exist  any    security     interest,     security
  agreement,     mortgage,    pledge,     lien,      charge,       encumbrance,
  assignment or transfer upon or of any of its property now owned or hereafter acquired to secure any indebtedness or enter into any
  arrangement  for  the  acquisition  of  any       properties    subject    to
  conditional  sale  agreement  or  other    title    retention      agreement,
  other than:

          (a)      liens, if any,    required by this Agreement   or     any
  other agreements between the Bank and the Company;

          (b)      mortgages    or   security   interests    incurred     or
  assumed      in the purchase of additional property which creates    liens
  only   against the property purchased and will not exceed   80%  of   the
  purchase price;

          (c)        any  liens for taxes not delinquent   and  liens    for
  taxes  which are in good faith being contested and which      are  adequately
  reserved against;

          (d)       pledges or  deposits in connection  with  or  to  secure
  workmen's  compensation,   unemployment  insurance,       pensions  or  other
  employee benefits;

          (e)      landlords'  attorneys  and  warehousemen's liens,  zoning
  restrictions,   easements  or  other  restrictions  or  any       liens    or
  encumbrances   similar   to  those described   in    this    section,  the
  existence  of  which does not,  in the opinion of the  Bank,     materially
  impair   the  Company's  use  of its property or  its    value  for    the
  purpose of the Company's business.

          4.3    Indebtedness.
                 -------------

          The  Company  will  not  issue,    incur,     assume    nor      have
  outstanding  any  indebtedness for borrowed  money,       any    indebtedness
  representing the deferred purchase price of property, any remaining balance of indebtedness secured by liens on property existing at the time of acquisition or any other indebtedness of the character
  referred  to  herein,  or any extension,       renewal or refunding  of  such
  indebtedness,  nor become or remain liable  as   an     endorser,  guarantor,
  or surety for any debt or      obligation of any person except:

          (a)       Loans   or guarantees contemplated  by  this or   other
  agreements   with   the  Bank  or   loans,   guarantees,     indebtedness,
  liabilities   or   obligations   contemplated   by   the  Asset   Purchase
  and Sale Agreement dated as of December 22,  1994 by and      among KFSO  and
  Fulfillment Corporation of America;

          (b)        Indebtedness  subordinated to such loan  or   any  such
  guaranty in a manner acceptable to the Bank;

          (c)      Any indebtedness permitted under  Section  4.2(b);   and

          (d)        Endorsements  for the deposit of checks acquired     in
  the ordinary course of business.

          4.4     Indebtedness  of  Subsidiaries.
                  -------------------------------

          The Company shall not permit any subsidiary to incur or permit to exist indebtedness (excluding indebtedness to the Company) exceeding in the aggregate the aggregate the book value of the assets of such subsidiary.

          4.5    Dividends.
                 ----------

          The Company will not declare or pay dividends in any fiscal year, except stock dividends which are pledged to the Bank pursuant to
  Section 7.1(g); provided, however, that the Company may pay to the Parent on a quarterly basis an amount not to exceed fifty percent (50%) of the Company's net income after provision for income taxes for the preceding fiscal quarter, as shown on the Company's financial statements, provided, however, that at the end of any fiscal year the aggregate of such quarterly payments shall not exceed fifty percent (50%) of the Company's net income after
  provision  for income taxes for such      fiscal       year.     Irrespective
  of the foregoing, no dividends shall be paid to the Parent under this Section 4.5 unless the Company is in compliance with all of the covenants contained in this Agreement, nor may any dividends be paid if there is existing an Event of Default as defined in Section 6.1 or a Default (as defined in Section 8.1).

          4.6     Purchase  of Shares.
                  --------------------

          The  Company will  not  purchase  or   acquire     any shares of  its
  stock or of the stock of any of  its     subsidiaries not held,  directly  or
  indirectly, by the Company.

          4.7     Loans  and Advances.
                  --------------------

          The  Company will not  make   loans    or     advances to any  person
  except:

                  (a)       Loans  or  advances  to  employees  not  exceeding
  $100,000     in the aggregate outstanding;

                  (b)        Deposits  required  by  government  agencies  or
  public     utilities;

                  (c)       Advances to publishers in the ordinary  course of
  the     Company's business.

                  (d)        Loans   to publishers  evidenced  by  promissory
  notes     which shall bear interest on the unpaid principal  balance      but
  which shall not exceed five hundred thousand dollars ($500,000.00) in the aggregate; and

                  (e)         Loans   or   advances   to   the   Parent  not
  exceeding      $6,000,000  in  the  aggregate  at any  time, and loans or
  advances   to  or  investments  in KFSO  not  exceeding  $4,500,000 in  the
  aggregate     at any time.

          4.8     Investments.
                  ------------

          The  Company  will not make investments  in    any      other  person
  except  in the publishing business area as    described  in  Section  4.13,
  and except investments in direct obligations of the U.S. Government or prime commercial paper or certificates of deposit, all maturing within one year.

          4.9     Mergers.
                  --------

          Neither the Company nor any of its  subsidiaries   nor     the Parent
  will  liquidate,   or  discontinue  its  normal       operation    with    an
  intention to liquidate nor will any of them merge or consolidate with any corporation, firm or partnership, or sell, lease, transfer or otherwise dispose of all or any substantial part of their assets
  (except  inventory in the ordinary course   of  the  Company's  business),
  or any of their account receivables except that the Company may merge with one of its subsidiaries if the Company is the surviving company.

          4.10     Senior  Debt.
                   -------------

          The Company will not take or  permit  any   action     which would or
  might impair the senior position of  the     Bank under any Loan or Note.

          4.11     Other Agreements.
                   -----------------

          The Company will not,   and  will  not   permit     its  subsidiaries
  to,  enter  into  or  acquiesce in any       agreement    which   limits   or
  restricts the right of the Company or any subsidiary to comply with the provisions of this Agreement or which limits or restricts the rights of the Company or any subsidiary and/or the Bank, as assignee, under any promissory note from the Parent under Section 4.7(e) or which limits or restricts the rights of the Parent to
  comply with any guarantee delivered or      given pursuant hereto.

          4.12    Disposition   of Indebtedness of Subsidiary  or   Parent.
                  ---------------------------------------------------------

          The      Company  will  not  sell,  assign,  pledge, transfer  or
  otherwise  dispose of or encumber,   except as permitted by this Agreement,
  any      indebtedness owing to it from any of its subsidiaries       or  from
  the Parent.

          4.13    Business Activities.
                  --------------------

          The Company will not engage in any type of business except the businesses in which it was engaged on April 30, 1995, including, without limitation, the distribution of paperbacks and magazines and subscription fulfillment and related services, provided, however, that the Company may become engaged in the publishing business if such business does not at any time account for greater than ten percent (10%) of the Company's gross cash collections on an annual basis.

          4.14    Issuance  of  Stock.
                  --------------------

          The Company will not issue or authorize the issuance of additional shares of its stock unless the holder of such stock
  agrees  to  pledge such stock  to  the  Bank  as    security      under  such
  terms and conditions that the Bank deems      necessary or desirable.

                         Section 5.  Subsidiaries and Parent

          5.1     Financial   Statements.
                  -----------------------

          If not objected to by the Bank, financial statements of domestic subsidiaries may be consolidated with those of the Company in determining compliance with Section 3.1. If requested by the Bank, financial statements under Section 3.2 will be consolidating and consolidated statements.

          5.2     Covenants.
                  ----------

          The   Company  will  require  that    each     subsidiary      comply
  with the following Sections:  3.3 Insurance, 3.4    Tax  and  Other  Liens,
  3.5 Corporate Existence, 3.6 Books of Record and Account, 3.7 Maintenance, 3.8 Inspection, 3.11 Pension Programs, 3.13 Further Security Agreements, 3.14 Collection of Accounts Receivable,
  4.1 Fixed Assets,  4.2 Encumbrances, 4.3    Indebtedness,    4.5 Dividends,
  except that a subsidiary may pay dividends to the Company, 4.6 Purchase of Shares, 4.8 Investments, 4.9 Mergers, except that a subsidiary may merge with another subsidiary, 4.10 Senior Debt, and
  4.12 Disposition of Indebtedness of subsidiary or Parent. The dollar limitations in 4.1 Fixed Assets, 4.7 Loans and Advances and 4.13 Leases, will apply to the total expenditures, loans, advances and commitments made by the Company and its subsidiaries, on a consolidated basis.

          5.3     Loans or Advances to Parent and Subsidiary.
                  -------------------------------------------

          The  Company   will     cooperate with the Bank in enforcing any  and
  all       obligations   of   the Parent and any  subsidiary  to  the  Company
  pursuant  to  loans  or advances made to the Parent or any subsidiary  in
  accordance   with  Section 4.7 (e) and in ensuring that the   Parent    and
  each  subsidiary  comply with any and all covenants  and       warranties
  entered into in connection with such loans or advances.

                              Section 6.  Defaults

          6.1     Events of Default.
                  ------------------

          The occurrence or existence of any one   or     more of the following
  events will constitute an      "Event of Default":

                  (a)       Principal.      Non-payment  when  due,  whether
  by     acceleration or otherwise, of any principal payment on any      Note;

                  (b)       Interest and Fees.  Non-payment within  ten   (10)
  days     after due date of accrued interest,  or of any  premium,      fee or
  other charge under this Agreement or on any Note;

                  (c)       Breach  of Collateral Covenants.   A breach    by
  the     Company of any of the covenants contained in Section      9.1(b)   of
  this  Agreement  which  is not remedied within three  (3) Business    Days
  after written notice from the Bank;

                  (d)       Other  Breach.   A  breach by  the  Company    or
  the    subsidiaries  or  the  Parent  of any  other  provisions  of this
  Agreement which  is  not remedied within thirty (30)  days  after   written
  notice     from the Bank;

                  (e)      Misrepresentations.  The making of  a   materially
  false      representation or warranty by the Company contained      in   this
  Agreement  or in any certificate,   financial statement, or  any    report
  furnished by the Company or its Parent pursuant to this      Agreement or  in
  any   reports,   evidence,    or  additional   information furnished    in
  connection with this Agreement;

                  (f)       Default Under Any Indebtedness to  Other Persons.
  The     occurrence of a default or an event of default under      the   terms
  of   any  material  indebtedness  of the Company or   of    any of     its
  subsidiaries or of the Parent or any of the its subsidiaries    (including
  without   limitation   any indebtedness of  the  Parent  to the    Company
  pursuant to Section 4.7(e) hereunder) now or hereafter      existing    which
  is  not curable or which has not been  cured   prior   to    the      arising
  of a right of acceleration in respect thereof;

                  (g)         Default   Under  Any  Other   Indebtedness   or
  Agreement    with  the  Bank.   The occurrence of any default  under the
  terms  of  any other written agreement between the Company  and  the   Bank
  which      now  or hereafter exists, and any  subsequent  extensions       or
  amendments thereof;

                  (h)      Split-Up of Company.   Notice in writing  by   the
  Bank   following   any  order,   judgment  or  decree  entered   in   any
  proceedings  against the Company decreeing a split-up of the Company or   of
  any    subsidiary  which  requires the divestiture  of  a       substantial
  part of   the   consolidated   assets  of   the    Company    and      its
  subsidiaries, if such order, judgment or decree remains unstayed      and  in
  effect for  more than sixty (60) days,  or if any steps are   taken     to
  carry  out  the terms of such order,  judgment or decree       prior  to  the
  expiration of sixty (60) days following its entry;

                  (i)       Insolvency.     The  Company or a subsidiary  or
  the    Parent:

                            (i)       Files  a petition in bankruptcy  or for
  the      approval of a plan of reorganization or arrangement of       similar
  relief  under  the Bankruptcy Act (as it now exists or  may   hereafter be
  amended), or an admission seeking the relief therein      provided;

                            (ii)       Is  unable,  or  admits in   writing
  its     inability, to pay its debts as they become due;

                            (iii)     Makes  an  assignment  for the  benefit
  of     creditors;

                            (iv)     Consents to the appointment of a receiver
  for     all or a substantial part of its property;

                            (v)       Fails to  have vacated  or  set   aside
  within     thirty (30) days of its entry any order of a court      appointing
  without its consent a receiver or trustee for all or a substantial part of its property;

                            (vi)       A  case or  proceeding   shall   have
  been      commenced  against  the  Company  under any  federal, state  or
  foreign    bankruptcy  or  other similar law which has not  been  dismissed
  or     stayed  for  thirty  (30)  days  thereafter,  or  the  Company is otherwise adjudicated a bankrupt; or

                            (vii)        Becomes   insolvent,        however
  otherwise     evidenced;

                  (j)       Change in Control.  Parent ceases to  beneficially
  own      and  control,  directly or indirectly,  at  least  one       hundred
  percent  (100%)  of the issued and outstanding shares of  each class    of
  capital   stock  of  the  Company  entitled  (without  regard       to    the
  occurrence   of   any  contingency)  to  vote  for   the   election  of  a
  majority     of the members of the board of directors of the     Company;

                  (k)       If a contribution failure occurs with  respect to
  any     pension plan maintained by the Company,  any  subsidiary     or   any
  corporation,    trade  or business that is,   along with the   Company,  a
  member of a controlled group of corporations or a controlled group of trades or businesses (as described in Section 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"))
  sufficient to give rise to a lien under Section      302(f) of ERISA; ; and

                  (l)     If the Bank is reasonably insecure.

          6.2     Suspension of Additional Loans.
                  -------------------------------

          Upon the occurrence of any Event of Default or Default, the Bank, without notice or demand, may immediately cease making additional Loans and the commitment of the Bank to make Credit Loans shall be immediately suspended; provided that, in the case of a Default, if the subject condition or event is waived, cured or removed by the Bank in writing, the commitment of the Bank to make
  Credit  Loans  shall  be   reinstated.

          6.3     Acceleration.
                  -------------

          (a)        Upon  the occurrence and during the  continuance of any
  Event     of Default described in Section 6.1(i),  the unpaid       principal
  amount  of  and  accrued interest and fees on all of  the  Loans  and  all
  other  Obligations  of the Company to the  Bank,    howsoever   evidenced,
  shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by the Company, and any commitment to make any Loans shall thereupon terminate.

          (b)        Upon  the occurrence and during the  continuance of  any
  other     Event of Default, the Bank may at its option by  written     notice
  to  the Company,    (i) declare all Loans or any portion thereof  and  all
  other Obligations of the Company to the Bank,  howsoever     evidenced,    to
  be,  and the same shall forthwith become,   immediately due   and     payable
  together  with accrued interest thereon,  and the     commitment  of    the
  Bank    to    make    additional    Credit     Loans     shall   thereupon
  terminate,  and (ii) demand that the Company  immediately   deposit    with
  the   Bank   an   amount  equal  to   any   Letters    of Credit      then
  outstanding for which the Bank has any guaranty or  payment     obligations.

          6.4     Remedies.
                  ---------

          In case  any  one  or  more   of   the   Events    of      Default
  specified  in Section 6.1 shall have occurred and be       continuing,    the
  Bank, in addition to any other remedy permitted by law, may proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any
  covenant  or  agreement  contained  in  this  Agreement, or  proceed    to
  enforce  the  payment  of the Loans, Notes or other       Obligations  or  to
  enforce any other legal or equitable rights of the Bank.

                              Section 7.  Conditions of Loans

          7.1    Initial Credit Loan.
                 --------------------

          The obligation of the Bank to make the initial Credit Loan under this Agreement or to extend the term of the Existing Agreement pursuant to the terms and provisions of this Agreement shall be subject to the terms and provisions satisfaction of each of the following conditions precedent:

                 (a)     Resolutions,  etc.    The Bank shall have   received
  such      certificates  as  to resolutions of  the  Company's  Board       of
  Directors, as to incumbency and signatures of Company's officers and as to any other matters (and copies of such other documents relevant to this Agreement, certified if requested), as the Bank may reasonably
  request with respect to any matter relevant to this      Agreement;

                 (b)      Security Agreement.   Company shall have   executed
  and delivered to the Bank a Reaffirmation of Security Agreement in respect of that certain Security Agreement of the Company in favor of the Bank, dated as of September 30, 1992 (herein together with all amendments, if any, thereafter made from time to time thereto, called the "Security Agreement");

                 (c)        Financing   Statements.  Company   shall    have
  delivered   to  the  Bank  any  required  UCC-1  financing statements  or
  continuation statements,  suitable for filing in the States of   Illinois,
  New  York,  and  California,  covering  the  collateral  subject       to
  the  Security Agreement duly executed by Company and showing the  Bank   as
  the     secured party;

                 (d)         Corporate   Documents.   The   Company    shall
  have   delivered  to  the  Bank (i) Good  Standing Certificates  for  the
  Company issued  by  the  Secretary  of  State  of  Illinois,    New    York
  and  California,  (ii)  Good Standing Certificates  for  KFSO  issued  by
  the Secretary  of  State  of  Delaware  and  Ohio,    (iii)  Good   Standing
  Certificates     for Parent issued by the Secretary of State of      Oklahoma
  and  New  York, and (iv) a copy of the Articles  of   Incorporation     of
  the Company, as certified by the Secretary of State of      Illinois;

                 (e)       Expenses.  Reimbursement by the Company  to   the
  Bank     for legal fees and other out-of-pocket expenses      incurred in the
  preparation of this Agreement and all related documents;

                 (f)        Reaffirmation   of Guaranty and Stock    Pledge.
  The     Parent has pledged to the Bank all of the issued and   outstanding
  shares    of   the  stock of the Company as  security   for the     Parent
  Guaranty  (as  defined  in Section 7.2(h)) and agrees  to    pledge    any
  additional   shares  which  it  receives  by  way  of    stock dividends.
  The  Parent  shall  upon the execution and delivery  of  this   Agreement
  execute  and  deliver  a Reaffirmation Agreement  with   respect to   the
  Parent  Guaranty and that certain Pledge Agreement of       the       Company
  in  favor of the Bank,   dated as of September 30,    1992.  Said   shares
  have  been  endorsed in blank or accompanied by a  duly       executed  stock
  power or powers which issuance and delivery shall be deemed to be a pledge of investment securities under and pursuant to the applicable provisions of the Uniform Commercial Code and shall be held by the Bank only as security for the Parent's guaranty of payment of the Company's Obligations under this Agreement and other agreements between the Company and the Bank; and

                 (g)        Reaffirmation  of  Subsidiary  Stock   Pledge.
  The       Company   has  pledged  to  the  Bank  all  of the issued   and
  outstanding    shares of the stock of KFSO as security for the  payment  of
  all      Loans  and  the performance of all Obligations  and  agrees   to
  pledge   any   additional   shares  that it  receives   by   way   of stock
  dividends.   The  Company  shall  upon  the  execution  and  delivery  of
  this Agreement  execute  and  deliver  to  the  Bank  a  Reaffirmation   of
  Subsidiary Stock Pledge Agreement.   Such shares have been       endorsed
  in blank  or  accompanied by duly executed stock powers  which  shall   be
  deemed  to  be pledges of investment securities under  and       pursuant
  to the  applicable  provisions of the Uniform  Commercial    Code     and
  shall  be  held  by  the  Bank only as  security  for  the  payment       and
  performance of the Loans and other Obligations.

          7.2     All  Loans.
                  -----------

          The  obligation  of the Bank to   make   any     Loan      (including
  without  limitation,   the  initial  Credit  Loan)  is       subject  to  the
  satisfaction of each of the following conditions:

                  (a)        Maximum  Loan Amount.   After giving effect  to
  such     loan,  the aggregate outstanding principal amount of all      Credit
  Loans  under the Revolving Note shall not exceed the then  "Maximum   Loan
  Amount" (as defined in Section 9.1(a) hereof);

                  (b)      Compliance  with Warranties and  Agreements,  etc.
  The      warranties  set forth herein shall have been true  and     correct
  as  of  the date as of which made,   and on the date of  such   Loan  such
  warranties  shall be true and correct with the same      effect       as   if
  then   made,    and  no  Event  of Default  or  Default   shall then   have
  occurred     and be continuing;

                  (c)         Absence    of    Litigation,   etc.        No
  litigation,      arbitration or governmental investigation or proceeding is
  pending,    or  to  the knowledge of the Company,  threatened,   against the
  Company     or  its  subsidiaries  or  Parent  to  the  extent  that such
  litigation involves  the  Company or its  subsidiaries  or  affecting   the
  business  or  operations of the Company or  its  subsidiaries       which
  was  not   disclosed   by  the Company to the Bank  prior  to   the    last
  previous  borrowing  or Loan,  and no development not  so  disclosed  has
  occurred in  any litigation,  arbitration or governmental    investigation
  or     proceeding so disclosed,  which,  in either event,  may,  in       the
  opinion of   the   Bank,   materially  adversely   affect   the   financial
  condition  or  operation  of  the  Company  or  impair  its  ability   to
  perform its  obligations under this Agreement,  or under any Note  or   any
  other     instrument executed pursuant hereto;

                  (d)       Request.     The Company shall have furnished  to
  the      Bank  a request for such loan and each request  must  be       based
  upon    a   then   current   Monthly   Compliance   Certificate,   Monthly
  Collateral     Report and Collateral Reconciliation Report;

                  (e)          Monthly   Compliance   Certificate,   Monthly
  Collateral     Report and Collateral Reconciliation Report.  The   Company
  shall    complete   and   deliver   to   the   Bank   a    current  Monthly
  Compliance  Certificate,  a  current  Monthly  Collateral  Report  and  a
  current  Collateral  Reconciliation Report in the forms  attached    hereto
  as     Exhibits III, IV and V, respectively;

                  (f)     Certificate.  The Company shall deliver to the  Bank
  a     certificate,  signed by the Chairman of the Board,       President   or
  any Vice President of the Company and dated the date of any loan, that to such person's knowledge no Event of Default as defined in
  Section  6.1  exists  or  is  imminent, and  that   the    representations
  and warranties of the Company contained in this Agreement are true on and as of the date of the Loan;

                  (g)      Satisfactory Legal Form.   All documents executed
  or submitted pursuant hereto by the Company shall be satisfactory in form and substance to the Bank and its counsel; the Bank and its
  counsel  shall  have  received all information  and     such    counterpart
  originals  or  such certified  or  other   copies   of    such      materials
  as  the Bank or its counsel may reasonably request;       and    all    legal
  matters   incident   to   the  transactions  contemplated     by      this
  Agreement shall be satisfactory to the Bank and its      counsel;      and

                  (h)       Guaranty  by  Parent.   The  Parent  shall  have
  executed      and continued in effect that certain Guaranty in favor       of
  the  Bank,    dated as of September 30,    1992, guaranteeing  payment  of
  all      Obligations  of the Company ("Parent  Guaranty").   The   Parent
  Guaranty    shall   be  continually  secured by  the   pledge   of Company
  stock     described in Section 7.1(g) hereof.

                             Section 8.  Miscellaneous

          8.1     Definition of Terms Used in this Agreement.
                  -------------------------------------------

          As used  in   this     Agreement:

                 (a)     Business Day.    The term "Business Day"    means  (a)
  any      day  excluding Saturday,  Sunday and any day which is  a       legal
  holiday  under the laws of the State of Illinois,  or is a  day  on  which
  banking institutions located in Illinois are closed,       and      (b)  with
  respect  to  all notices,    determinations, fundings and  payments     in
  connection  with Credit Loans bearing interest at the   LIBOR       Rate,
  any   day that is a Business Day described in clause (a)  above  and  that
  is  also a day for trading by and between banks in      Dollar       deposits
  in the applicable interbank LIBOR market.

                 (b)       Current Assets.     The term "Current Assets,"  to
  the      extent  permitted by,  and as determined  in  accordance    with,
  generally    accepted    principles   of    accounting,   shall    exclude
  intangible      assets  (including,   but  not  limited  to, goodwill and
  intellectual   property  rights such as copyright) and  shall  include cash
  items     in  any  bank  or  trust  company  (on  hand  and  in transit);
  customers' accounts,  bills and notes receivable (less such reserves as may
  be    required  by  generally  accepted  principles  of        accounting);
  merchandise  inventories  and  inventories  of  raw     materials      and
  supplies,  of  working  materials in process and  of  finished     products
  (valued    at   not  in excess of the cost   or   current market     value
  thereof,  whichever is less);  readily marketable securities      issued   by
  the United States of America and commercial paper rated   prime    by     the
  National  Credit Office (each maturing within one    year       from    the
  date   of  determination and taken at not  more  than  cost or     current
  market value,  whichever is lower); and such other    tangible       assets
  as,   in    accordance   with   generally    accepted    principles     of
  accounting,  would  be included in current assets,  all  after  deduction
  of  appropriate reserves;  provided,  however,   that in computing  Current
  Assets     there shall be excluded:

                 (i)     any notes receivable from the Parent; and

                 (ii)      any  assets  which  are  assigned,  pledged    or
  deposited   as   security  for  or  for  the  purpose   of   paying   any
  obligation  which  is not included in current liabilities  except    assets
  so     assigned, pledged or deposited pursuant to Section 9     hereof.

                 (c)        Current   Liabilities.     The  term     "Current
  Liabilities"   shall   mean  all  indebtedness  payable  on   demand   or
  maturing  not  more  than  one  year from the  date  as  of  which   current
  liabilities are to be determined,  final maturities and       prepayments
  of indebtedness and sinking fund payments required to be made in   respect
  of     any indebtedness within one (1) year after said date,       and    all
  other items  (including   taxes  accrued   as   estimated)    which     in
  accordance  with generally acceptable principles of accounting      would  be
  included  as  current liabilities.   The indebtedness evidenced  by    the
  Note  or  Notes given to the Bank pursuant to this       Agreement  shall  be
  deemed a "Current Liability".

                 (d)      Default.     The term "Default"  means a  condition
  or       event  that,   after  notice  or  lapse  of  time or both, would
  constitute    an Event of Default if that condition or event were not cured
  or     removed within any applicable grace or cure period.

                 (e)     Indebtedness.    The term "indebtedness" shall  mean
  and      include  all  items,  other  than  capital  stock  surplus       and
  deferred   income,     which   in   accordance   with   generally  accepted
  principles   of  accounting  would  be  included  in  determining   total
  liabilities as  shown on the liability side of a balance sheet as  of   the
  date   of determination,  but in any event shall include      indebtedness,
  obligations and liabilities secured by any mortgage, deed of trust, pledge or lien, whether or not the indebtedness secured thereby shall
  have been assumed,    and all indebtedness   created    or     secured  under
  any  purchase  money security agreement or       other    similar   agreement
  with respect to any property acquired, even though the rights and remedies of the seller and lender under such agreement in the Event
  of Default are limited to  repossession   of    such     property.

                 (f)      KFSO.    Kable Fulfillment Services of Ohio,  Inc.,
  a     Delaware corporation and a wholly-owned subsidiary of      the Company.

                 (g)        Loans.      The term   "Loan"    or     "Loans"
  means,       individually   and   collectively,  each loan,  advance   or
  indebtedness  under  the Revolving Note,  the Installment Note, the   Term
  Note     and any and all other indebtedness, howsoever evidenced,      of the
  Company or any subsidiary to the Bank.

                 (h)       Maturity   Date.   The  term   "Maturity    Date"
  means the earlier of (a) the acceleration of the      Obligations pursuant to
  Section 6.3 or (b) August 31, 1998.

                 (i)        Notes.      The   term   "Note"   or     "Notes"
  means,  individually and collectively, the Revolving Note, the Term  Note,
  and  Installment  Note  and  all  other  promissory  notes  or   instruments
  evidencing   indebtedness  of  the  Company  or  any  subsidiary  to   the
  Bank.

                 (j)        Obligations.     The  term  "obligations"   means
  all     obligations, liabilities and indebtedness of every nature  of     the
  Company,    its  subsidiaries  or Parent from time to  time   owed to   the
  Bank,     whether   under  this  Agreement,   the   Notes   or otherwise,
  including the  principal  amount  of  all  Loans,    debts,     claims   and
  indebtedness,  accrued  and  unpaid  interest and  all  fees,  costs  and
  expenses,  whether  primary,  secondary,  direct,  contingent,    fixed  or
  otherwise,   heretofore, now and/or from time to time hereafter      owing,
  due  or   payable   whether   before  or   after   the   filing    of     a
  proceeding  under  the  Bankruptcy Code by or against  the  Company,  any
  of      its subsidiaries or Parent.

                 (k)     Person.    The term "person" shall mean and  include
  any      individual,  partnership,  joint venture,  corporation,       trust,
  unincorporated organization or government, or any department or agency thereof.

                 (l)     Subsidiary.    The term "subsidiary"  shall mean  (i)
  any      corporation  which,   in  accordance  with  generally       accepted
  principles  of  accounting,   could be consolidated with  the  accounts of
  the Company for purposes of reporting to the stockholders and (ii) any Person, Corporation, Partnership, Association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling
  interest)  entitled  (without  regard to      the       occurrence   of   any
  contingency)  to  vote in  the  election  of   directors,    managers      or
  trustees  thereof  is  at the time owned or       controlled,    directly  or
  indirectly,     by  that  Person  while  one  or  more  of    the       other
  Subsidiaries of that Person or combination thereof, including, without limitation, KFSO.

          8.2     Waivers.
                  --------

          No omission or delay by the Bank in exercising any right or power under this Agreement or any Loan or Note will impair such right or power or be construed to be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and signed by the Bank and the only to the extent
  specified.    All  remedies  herein  and       by    law   afforded  will  be
  cumulative   and  will  be  available   to   the    Bank      until       the
  indebtedness of the Company to the Bank is paid in      full.

          8.3     Stamp Tax.
                  ----------

          If any stamp tax or other tax becomes payable   in     respect of any
  Note or Agreement or their execution  or     delivery,  the Company will  pay
  it.

          8.4     Assignment;   Bank Participations.
                  ----------------------------------

          (a)   This  Agreement    shall     be binding upon and shall inure to
  the  benefit  of  the       parties hereto  and  their  respective  permitted
  successors and assigns.

          (b)        The  Company  may  not  assign  or  transfer its  rights
  hereunder     without the prior written consent of the Bank.

          (c)         The  Company   hereby   consents   to    the     Bank's
  participation,  sale,  assignment, transfer or other disposition,  at any
  time  or  times  hereafter,   of any of the Loans  and  Notes and  of   this
  Agreement,      the instruments and agreements contemplated  hereby,   or
  of  any portion thereof or hereof,  including,    without  limitation,   the
  Bank's     rights,  title,  interests, remedies,  powers,  and/or      duties
  thereunder or hereunder.

          8.5      Survival     of    Covenants.
                   -----------------------------

          All        covenants,        agreements,        representations   and
  warranties made herein and in certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the making of loans hereunder and shall continue in full force and effect until the termination of this Agreement and all of the Obligations have been paid in full. All covenants, agreements, representations and warranties in this Agreement by or on behalf of the Company or its subsidiaries or the Parent or by or on behalf of the Bank shall bind and inure to the benefit of the respective successors and assigns of
  such party      hereto, except where the context otherwise requires.

          8.6     No  Oral  Change.
                  -----------------

          This  Agreement may  not  be  changed    orally,      but only by  an
  agreement in writing and signed by the      party  against  whom  enforcement
  of any  waiver,   change,   modification    or     discharge is sought.

          8.7     Governing  Law.
                  ---------------

          This   Agreement   and   any  Note  issued     pursuant      to  this
  Agreement  will  be  governed by and construed in       accordance  with  the
  internal laws of the State of Illinois.

          8.8     Descriptive  Headings.
                  ----------------------

          The   descriptive   headings    of    the      several  sections  and
  subsections  hereof are for convenience      only   and shall not control  or
  affect the meaning or construction of   any    of     the provisions hereof.

          8.9     Notices.
                  --------

          Any written notice required or permitted by this Agreement may be given by depositing it in the U.S. mail, postage prepaid, or by faxing it with a copy of the fax transmission deposited in the U.S. mail on the date of the fax transmission, addressed to the Company at 641 Lexington Avenue, Sixth Floor, New York, New York 10022, Attention: Daniel Friedman, Chairman and Chief Executive Officer, and to 16 South Wesley Avenue, Mt. Morris, Illinois 61054, Attention: David Bakener, Controller; addressed to the Parent at 641 Lexington Avenue, Sixth Floor, New York, New York 10022,
  Attention:   Mohan   Vachani,        Senior       Vice     President;   and
  addressed   to  the Bank  at   33   North   LaSalle     Street,      Chicago,
  Illinois 60690, Attention: James R. Popp, Vice      President.

          8.10     Payment  by  the Company of Expenses  of  Bank.
                   -----------------------------------------------

          Company agrees to pay, upon Bank's demand therefor, any and all costs, fees and expenses (including reasonable attorneys' fees, costs and expenses) incurred by Bank (i) in enforcing any of Bank's rights hereunder, and (ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or
  intervene  or   to     take   any  action  with respect to  any  litigation,
  contest, suit or dispute (whether instituted by Bank, Company or any other Person) in any way relating to this Agreement or the
  Obligations and to the extent not paid the same shall become part of Borrower's Obligations hereunder. Upon an Event of Default the Company will promptly upon receipt of invoice therefor reimburse
  the  Bank  for       all     expenses   (including   reasonable  attorneys'
  fees)   incurred    in    collecting     the amounts due  on  any  Obligation
  whether such expenses are incurred in realizing on the Collateral described in Section 9.1 or otherwise in the enforcement of this Agreement.

          8.11    Offset.
                  -------

          All  monies,  credits  or other  properties  belonging    to      the
  Company  or  to any subsidiary or to the Parent,       which   are   in   the
  possession or under the control of the Bank may be appropriated and applied against the liability of the Company under this Agreement at any time upon the maturity or acceleration of any of the Obligations of the Company under this Agreement.

          8.12     Counterparts.
                   -------------

          This    Agreement  may  be   executed   in   any      number       of
  counterparts,  and by the different parties on     different  counterparts,
  all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          8.13     Severability.
                   -------------

          Any provision of this Agreement or any instrument executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective
  only  to  the extent of such prohibition or     unenforceability    without
  invalidating the remaining provisions of this Agreement or such instrument and without affecting the validity or enforceability of such provision in any other jurisdiction.

          8.14     Entire  Agreement.
                   ------------------

          This Agreement and the Exhibits attached hereto represent the entire agreement between the parties with respect to this loan transaction and there are no other arrangements or agreements between the parties with respect to such transaction which are not embodied herein.

                        Section 9.  Collateral and Guaranty

          9.1     Collateral.
                  -----------

          In   order  to collateralize  and  secure  the   payment      of  the
  Obligations,  the  Company hereby grants to the     Bank,    pursuant    to
  the   Security  Agreement,    a   continuing   first    priority     security
  interest   in  the  collateral  described  immediately       below   (which,
  together   with  any  collateral  assigned  to  the  Bank  in   order   to
  maintain the loan value of the collateral, is hereinafter called the "Collateral") and in the proceeds from any disposition of new
  Collateral:

          All Account Receivables (whether or not Eligible Account Receivables) and Contract Rights of the
          Company,   whether  now  or       hereafter    existing    or
          acquired; all chattel paper and instruments, whether now or hereafter existing or acquired, evidencing any obligation to the Company for payment for goods sold or leased or services leased or services rendered
          or  Loan  Receivables,        including    all    loans    or
          advances made (including loans made to AMREP Corporation); all interest of the Company in any goods, the sale or lease of which shall have given or shall give rise to any Account Receivables, Contract
          Rights,  chattel  paper  or  instruments;       and       all
          proceeds of any of the foregoing.

          As  collateral  for  the  Parent  Guaranty,   the  Parent  grants  a
  continuing      first priority security interest in and has pledged       all
  of the stock of the Company as described in Section 7.1(g) hereof.

                (a)        Maximum  Loan Amount.    On  any  given  day
          during the term of this Agreement, the "Maximum Loan Amount" for purposes of the Revolving Note (and the maximum amount that the Company may borrow under the Credit Loan) is hereby defined as the lesser of (a) 80% of the Company's "Net Account Receivables" (as hereinafter defined); and (b) $32,500,000 less the unpaid principal balance of the Installment Note on such date. For purposes of this Agreement, the term "Net Account Receivables" means the amount shown on line 10 of the most recent Monthly Collateral Report delivered to the Bank, plus all estimated net billings shown on the then current Collateral Reconciliation Report and minus all collections that are deposited
          in  the  "Cash  Collateral  Account"  (as       defined    in
          Section 9.1(b)(ix) hereof). The estimated net billings of the Company will then be adjusted to the extent
          necessary  on       the   next   Monthly   Collateral  Report
          submitted  to the Bank   to   reflect    the      actual  net
          billings of the Company.

          To the extent that there is any discrepancy between the net billings as shown on the Collateral Reconciliation Report and those shown on the Monthly Collateral Report, the net billings on
  the  Monthly  Collateral  Report    shall     control in all respects.

          (b)    Collateral   Covenants.    The Company  hereby    covenants
  as follows:

                 (i)         The    Company  will  prepay   any     of   its
  Obligations to the Bank to the extent that the Maximum Loan   Amount    at
  any   time  as  shown in  a  Monthly  Collateral   Report or    Collateral
  Reconciliation  Report is less than the aggregate unpaid      principal    of
  the  Company's outstanding Obligations to the Bank   pursuant    to      this
  Agreement.

                 (ii)       The   Company  is  the  sole   owner  of    the
  Collateral;

                 (iii)        There     are    no     outstanding   security
  interests     in, or liens or encumbrances on the Collateral;

                 (iv)         The     Company    will     not      sell   or
  otherwise  dispose of,  encumber,  or permit any other security  interest
  to be  attached  to  the Collateral,  except that  the  Company  may   sell
  inventory     in the ordinary course of its business;

                 (v) The Company will keep those items of Collateral not in the possession of the Bank at its place of business at 16 South Wesley Avenue, Mount Morris, Illinois, except that
  inventories  may be kept at its other identified places of   business  to
  the extent required for efficient operation of its business;

                 (vi)      The  Company will at all times  during the  term
  of this Agreement maintain a ratio of actual  returns,   allowances    and
  discounts   to   reserves   for  returns   of    less  than     sixty-five
  percent (65%) on average for any and every three  (3) month     period during
  the  term of this Agreement.   In addition,    the Company shall   at      no
  time   during  the  term  of  this  Agreement   permit  its      ratio     of
  collections   to gross receivables to  be  less  than thirteen     percent
  (13%).

                 (vii)      The   Bank  may from time  to   time, at     its
  option,  perform any act required to be taken by the Company      under   any
  security  instrument  executed  pursuant hereto  which   shall not    have
  been  taken  in  accordance with the terms  thereof  and       take    any
  other    action    which    the   Bank    deems    necessary     for   the
  maintenance, preservation or protection of any of the Collateral pursuant
  hereto   or under the Security Agreement.   The Company  hereby    releases
  Bank      from any and all causes of action or claims which the    Company
  may   now  or hereafter have for any asserted loss or    damage to     the
  Company claimed to be caused by or arising from:  (a)      Bank's      taking
  any  action permitted by this Agreement or the  Security   Agreement;  (b)
  any  failure  of Bank to protect,  enforce or collect in      whole   or   in
  part  any  of the Collateral;    and/or (c) any  other   act   or omission
  to act on the part of the Bank, its officers,  agents      or   employees,
  except    for  willful misconduct.    The  Company  will,    upon demand,
  repay to the Bank all monies advanced by the Bank in      connection with the
  foregoing,    together with interest at the rate of  one   and      one  half
  percent  (1-1/2%)  per month (or any maximum      lesser  rate  permitted  by
  applicable law).

                 (viii)       The    Bank   shall   be   deemed    to   have
  exercised     reasonable care in the custody and preservation of any    of
  the Collateral under any security instrument executed pursuant  hereto  in
  its  possession  if it takes such action for that purpose       as    Company
  requests  in  writing,    but  failure of the Bank  to  comply   with  any
  such  request  shall  not  of itself be deemed  a  failure  to       exercise
  reasonable  care,    and no failure of the  Bank  to  preserve  or protect
  any  rights with respect to any such Collateral against      prior    parties
  or  to  do  any  act  with respect  to  the  preservation   of   any  such
  Collateral not so requested by the Company shall be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral;

                 (ix)       The   Company  shall  establish   a lock     box
  account with the Bank (herein called the "Cash Collateral      Account")   in
  the   Company's   name  to which  all  account   debtors   shall  directly
  remit   all  payments  on  accounts  and  in  which  the  Company     will
  immediately    deposit  all  payments  constituting   proceeds  of   the
  Collateral,  whether in the form of cash or check or some other      form  of
  payment.     All  payments made to the Cash Collateral Account   shall  be
  the exclusive property of the Bank and no person other      than   the   Bank
  shall  have  a  right  of  setoff  against  such   account.      All  such
  payments  received on the Cash Collateral Account shall      be    applied
  against    the principal balance of the Revolving  Note   on    the  third
  (3rd) calendar day following delivery or deposit thereof      provided   that
  any  check,   draft or similar item of  payment  has  been    honored     and
  final settlement thereof has been reflected as      available to the Bank.

                 The      Company    and    any    of   its      affiliates,
  employees,  agents or other persons acting for on in concert      with    the
  Company  shall  (acting  as trustee for the Bank) receive  as  the    sole
  and exclusive property of the Bank any monies, checks,       notes,    drafts
  or any other payments relating to and/or proceeds of accounts or other Collateral which come into the possession or under the control of the Company or such persons. Immediately upon receipt of such funds, the Company or such persons shall cause the same to be deposited in the Cash Collateral Account or shall deliver the same to the Bank in the identical form in which such item of payment was received, provided, however, that the Company may deposit proceeds in The
  Bank  of  Montreal  in  Toronto,  Canada,     The  Bank  Worms  in  London,
  England, Chemical Bank in New York, New York and Amcore Bank of Ogle County in Mt. Morris, Illinois for clearance purposes only, provided that such proceeds are transmitted to the Company's Cash Collateral Account from time to time.
                 The    Company will  indemnify    and    save      harmless
  the  Bank  from and against all liabilities  and     expenses,    including
  reasonable attorneys' fees on account of any adverse claim asserted against the Bank to any Collateral proceeds received by the Bank from any obligor or any receivable owing to the Company, and such obligation of the Company shall continue in effect after and notwithstanding the termination of this Agreement, the discharge of the liabilities and the release hereof; and

                (x)       All  Collateral proceeds received  by   the   Bank
  shall be deposited in the Cash Collateral Account maintained by the Bank, titled in such manner as to identify appropriately the
  nature of such accounts. Nothing contained herein    shall   preclude   the
  deposit of any other amounts in the Cash Collateral Account. Monies in the Cash Collateral Account shall be applied as provided in
  Section  9.1(b)(ix),   and  the Bank shall   render   to     the      Company
  monthly advices of debits and credits to the      Cash Collateral Account.


          The    breach  of any one of the above covenants  which    is  not
  cured  within three (3) Business Days after notice  thereof     is  given  by
  the  Bank  shall  constitute  an Event of  Default  for  the   purposes of
  Section 6.1.

          (c)          The     Company   will   execute   such      documents
  (including        appropriate   financing   statements and   continuation
  statements)  as  may  be required by law or as  the  Bank  may   reasonably
  request  in   order  to  maintain  and  perfect  the   Bank's   security
  interest  in the Collateral.    The Company also irrevocably authorizes  the
  Bank     to execute any such documents on behalf of the     Company.

          9.2     Cancellation.
                  -------------

          Upon   payment   in   full   of    the    Company's      indebtedness
  hereunder,   any  Note,  mortgage,  assignment,        guaranty    or   other
  agreement  executed pursuant to this  Agreement   will    be     canceled  by
  the Bank and returned to the Company,  together     with    any   securities
  or    other    collateral,       except     where  such       agreements,
  instruments or collateral are also required to secure other    obligations
  of   the   Company  to  the  Bank  which  continue   to be     outstanding
  pursuant to other loans and agreements.

    COMPANY:

    ATTEST:                                 KABLE NEWS COMPANY, INC.,
                                            an Illinois corporation


    By: _________________________________   By: _______________________________
      Its _______________________________    Its ______________________________

    BANK:

                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO, a
                                            national banking association


                                            By: _______________________________
                                                James R. Popp, Vice President

                            SCHEDULE OF EXHIBITS



             Document                                       Exhibit
        -------------------                                 -------


        Revolving Note                                          I

        Financial Statements                                   II

        Monthly Compliance                                    III
        Certificate

        Collateral Report                                      IV

        Collateral Reconciliation                               V
        Report

        Certificate of Company                                 VI
        (re: Annual Financial Statements)